Exhibit 10.01
FIRST AMENDMENT TO THE FISHER SCIENTIFIC INTERNATIONAL INC.
DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS
The Board of Directors of Fisher Scientific International Inc. hereby amends the Fisher Scientific International Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”), effective as of March 1, 2006, as follows:
1.	The second sentence of Subparagraph 2(a) is hereby amended by replacing the word “as” with the word “was.”

2.	The first paragraph of Section 3 is hereby amended by adding the following sentence thereto, which shall be inserted after the first sentence of such Section:
“Such amounts shall be denominated in cash or in shares of the Corporation’s common stock (“Shares”), in accordance with the Director’s election.”
3.	The last sentence of the first paragraph of Section 3 is hereby restated in its entirety, as follows:
“The Director shall not have any interest in the amounts or Shares credited to his account until they are distributed in accordance with the Plan.”
4.	The first sentence of the second paragraph of Section 3 is amended by inserting the words “and denominated in cash” between the words “to the Director’s account” and “shall accrue amounts” therein.

5.	A new third paragraph is hereby added to Section 3, as follows:
“Amounts credited to the Director’s account and denominated in Shares shall be determined by dividing the amount of the deferred compensation elected to be deferred in the form of Shares by the closing price of the Shares on the New York Stock Exchange on the last trading day of the calendar quarter with respect to which such compensation is payable (with any fractional amounts being denominated in cash). No interest shall accrue with respect to amounts deferred in Shares. Any cash dividends and/or special dividends and distributions with respect to such shares shall be credited to the Director’s account in cash.
6.	Subparagraphs 4(a) and 4(b) of the Plan are hereby amended by adding the words “or Shares” between the words “amount of cash” and “credited to the” in the first sentence of each such subparagraph.

7.	Paragraph 5 of the Plan is hereby re-titled “DISTRIBUTION ON DEATH.”

8.	Subparagraph 6(b) of the Plan is hereby amended by adding the words “or Shares” between the words “set aside funds” and “for the payment” therein.

9.	Subparagraph 6(d) of the Plan is hereby amended by adding the words “of cash or Shares” between the words “with respect to amounts” and “then in the Director’s account” therein.

10.	Subparagraph 6(e) of the Plan is hereby amended by adding the words “of cash or Shares” between the words “indicating the amount” and “credited to the” therein.

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